EXHIBIT 10.3

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. EASTERN TIME ON FEBRUARY 13, 2009 (the "EXPIRATION DATE").

No. ____

SUN HEALTHCARE GROUP, INC.
WARRANT TO PURCHASE ________ SHARES OF
COMMON STOCK, PAR VALUE $0.01 PER SHARE

     For VALUE RECEIVED, ________________________ ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Sun Healthcare Group, Inc., a Delaware corporation ("Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date, at an exercise price per share equal to $12.65 (the exercise price in effect being herein called the "Warrant Price"), ________ shares ("Warrant Shares") of the Company's Common Stock, no par value ("Common Stock"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

     Section 1. Registration. The Company or its transfer agent shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

     Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act"), or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act of 1933, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

     Section 3. Exercise of Warrant.

     (a) Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part at any time prior to 5:00 p.m. Eastern Time on the Expiration Date upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto as Appendix A (the "Exercise Agreement") and payment by cash, certified check or wire transfer of funds or by utilization of the cashless exercise provisions herein contained for the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company on any business day at the Company's address herein set forth in Section 13. The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or such Warrantholder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered (such date, a "Date of Exercise"). Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to or as directed by the Warrantholder within a reasonable time, not exceeding three (3) business days, after the Date of Exercise. The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of such Warrantholder or such other name as shall be designated by such Warrantholder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, "business day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

     (b) If by the third business day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 3(a), then the Warrantholder will have the right to rescind such exercise.

     (c) If the Warrant Shares issuable upon exercise of this Warrant are not registered pursuant to an effective registration statement that names the Warrantholder as a selling stockholder or the prospectus thereunder is not then available for the resale of such Warrant Shares, then the Warrantholder may notify the Company in an Exercise Agreement of its election to utilize cashless exercise, in which event the Company shall issue to the Warrantholder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

                                                                        where:

X = the number of Warrant Shares to be issued to the Warrantholder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the closing prices for the five trading days immediately prior to (but not including) the Date of Exercise.

B = the Warrant Price.

For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Warrantholder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued.

     (d) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Warrantholder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Warrantholder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Warrantholder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. This provision shall not restrict the number of shares of Common Stock which a Warrantholder may receive or beneficially own in order to determine the amount of securities or other consideration that such Warrantholder may receive in the event of a merger of business combination as contemplated in Section 8 of this Warrant. This restriction may not be waived.

     Section 4. Compliance with the Securities Act of 1933. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant, for so long as such legends are required in accordance with the Subscription Agreement (as hereinafter defined), unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

     Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid. The Warrantholder shall be responsible for income and gift taxes due under federal, state or other law, if any such tax is due.

     Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

     Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares upon the due exercise of this Warrant, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

     Section 8. Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

     (a) If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event upon payment of a Warrant Price that has been adjusted to reflect a fair allocation of the economics of such event to the Warrantholder. Such adjustments shall be made successively whenever any event listed above shall occur.

     (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets (including cash) as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets (including cash) thereafter deliverable upon the exercise thereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Warrantholder may be entitled to purchase, and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

     (c) In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than (i) cash dividends or cash distributions payable out of consolidated earnings or earned surplus or (ii) dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date. "Market Price" as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on the NASDAQ Stock Market, Inc. National Market System or SmallCap Market System ("Nasdaq"), the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low asked price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Fair Market Value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company and the Warrantholder. The Board of Directors of the Company shall respond promptly, in writing, to an inquiry by the Warrantholder prior to the exercise hereunder as to the Market Value of a share of Common Stock as determined by the Board of Directors of the Company. In the event that the Board of Directors of the Company and the Warrantholder are unable to agree upon the Market Value in respect of subpart (c) hereof, the Company and the Warrantholder shall jointly select an appraiser, who is experienced in such matters. The decision of such appraiser shall be final and conclusive, and the cost of such appraiser shall be borne evenly by the Company and the Warrantholder. Such adjustment shall be made successively whenever such a payment date is fixed.

     (d) In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

     Section 9. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be delivered upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Fair Market Value of such fractional share of Common Stock on the date of exercise. As used in this Warrant, "Fair Market Value" of a share of Common Stock as of a particular date (the "Valuation Date") shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date; (b) if the Common Stock is then quoted on Nasdaq, the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low sales price quoted on Nasdaq on the last trading day prior to the Valuation Date; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq, the Fair Market Value of one share of Common Stock as of the Valuation Date, shall be determined in good faith by the Board of Directors of the Company.

     Section 10. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

     Section 11. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment.

     Section 12. Identity of Transfer Agent. The Transfer Agent for the Common Stock is American Stock Transfer & Trust Company. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

     Section 13. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier. All notices shall be addressed as follows: (i) if to the Warrantholder, at its address as set forth in the Company's books and records and, if to the Company, at the address as follows, or at such other address as the Warrantholder or the Company may designate by ten days' advance written notice to the other:

                                                If to the Company:

Sun Healthcare Group, Inc.
18831 Von Karman, Suite 400
Irvine, California 92612
Attention: General Counsel
Fax: (949) 255-7056

                                                With a copy to (other than for Exercise Agreements):

O'Melveny & Myers LLP
114 Pacifica, Suite 100
Irvine, California 92618
Attention: Andor D. Terner, Esq.
Fax: (949) 737-2300

     Section 14. Registration Rights. The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement dated as of February 13, 2004, among the Company and the original Warrantholders, and any subsequent holder hereof may be entitled to such rights.

     Section 15. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

     Section 16. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof. If a Warrantholder shall commence a proceeding against the Company, or if the Company shall commence a proceeding against the Warrantholder, to enforce any provisions of this Warrant, then the prevailing party in such proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such proceeding. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

     Section 17. Call Provision. Notwithstanding any other provision contained herein to the contrary, in the event that the closing bid price of a share of Common Stock as traded on the Nasdaq (or such other exchange or stock market on which the Common Stock may then be listed or quoted) exceeds 200% of the Warrant Price (appropriately adjusted for any stock split, reverse stock split, stock dividend or other reclassification or combination of the Common Stock occurring after the date hereof) for twenty (20) consecutive trading sessions and during such entire 20 trading sessions and for the 30 day period referenced below in this section all of the Warrant Shares either (i) are registered pursuant to an effective Shelf Registration Statement (as defined in the Registration Rights Agreement) which is available for sales of such Warrant Shares or (ii) no longer constitute Registrable Securities (as defined in the Registration Rights Agreement), the Company, upon thirty (30) days prior written notice (the "Notice Period") following such twenty (20) day period, to the Warrantholder, may call this Warrant, in whole but not in part, at a redemption price equal to $0.01 per share of Common Stock then purchasable pursuant to this Warrant; provided, however, that the Company simultaneously redeems all Company Warrants (as defined in Section 19 below) on the same terms. Notwithstanding any such notice by the Company, the Warrantholder shall have the right to exercise this Warrant prior to the end of the Notice Period. Notwithstanding the foregoing or anything to the contrary contained herein, the Company and the Warrantholder agree that, if and to the extent Section 3(d) of this Warrant would restrict the ability of the Warrantholder to exercise this Warrant in full in the event the Company delivers a notice of its election to call this Warrant under this Section, then notwithstanding anything to the contrary set forth in such notice, such notice shall be deemed automatically amended to apply only to such portion of this Warrant as may be exercised by the Warrantholder by the expiration of the Notice Period in accordance with Section 3(d). The Warrantholder will promptly (and in any event, prior to the expiration of the Notice Period) notify the Company in writing following receipt of a call notice under this Section if Section 3(d) would restrict its exercise of the Warrant, specifying therein the number of Warrant Shares so restricted.

     Section 18. No Rights as Stockholder. Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

     Section 19. Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Subscription Agreement, dated as of February 13, 2004, among the Company and the original Warrantholders (collectively, the "Company Warrants"). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 of this Warrant) upon the written consent of the Company and the holders of Company Warrants representing at least 50% of the number of shares of Common Stock then subject to outstanding Company Warrants (the "Majority Holders"); provided, that (x) any such amendment or waiver must apply to all Company Warrants; and (y) the number of Warrant Shares subject to this Warrant, the Warrant Price and the expiration date of this Warrant may not be amended, and the right to exercise this Warrant may not be altered or waived, without the written consent of the Warrantholder.

     Section 20. Section Headings. The section heading in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of this 13th day of February, 2004.

SUN HEALTHCARE GROUP, INC.

By:___________________________
Name:
Title:

APPENDIX A
SUN HEALTHCARE GROUP, INC.
WARRANT EXERCISE FORM

To: Sun Healthcare Group, Inc.

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:

_______________________________
Name

_______________________________
Address
_______________________________
_______________________________
Federal Tax ID or Social Security No.

and delivered by #9;

☐ certified mail to the above address, or
☐ electronically (provide DWAC Instructions:___________________), or
☐ other (specify: __________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____ Signature:______________________________

Note: The signature must correspond with             ______________________________
the name of the registered holder as written           Name (please print)
on the first page of the Warrant in every
particular, without alteration                                    ______________________________
or any change whatever, unless the Warrant            ______________________________
has been assigned.                                                  Address
                                                                              ______________________________
                                                                              Federal Identification or
                                                                              Social Security No.

                                                                           Assignee:
                                                                            _______________________________
                                                                            _______________________________
                                                                            _______________________________

By its delivery of this Exercise Notice, the undersigned represents and warrants that in giving effect to the exercise evidenced hereby the Warrantholder will not beneficially own in excess of the number of shares of Common Stock permitted to be owned under Section 3(d) of this Warrant to which this notice relates.

SUN HEALTHCARE GROUP, INC.

Warrant

List of Purchasers

	Name of Stockholder	No. of Warrant Shares
1.	Advantage Advisers Augusta Fund, L.L.C.	34,000.00
2.	Ahab Partners, L.P.	60,000.00
3.	Ardsley Offshore Fund, Ltd.	137,760.00
4.	Ardsley Partners Fund II, L.P.	96,000.00
5.	Ardsley Partners Institutional Fund, L.P.	47,200.00
6.	Atlas Equity I, Ltd.	94,488.00
7.	Blackmore Offshore Fund, Ltd.	8,610.00
8.	Blackmore Partners, LP	3,350.00
9.	Blackmore Wallace Partners, LP	8,040.00
10.	Bristol Investment Fund, Ltd.	22,000.00
11.	Cerberus Partners, L.P.	314,960.00
12.	Chad Cooper	800.00
13.	Crescent International Ltd.	10,000.00
14.	Crestview Capital Master, L.L.C.	31,496.00
15.	Dunlap Capital Partners, L.P.	15,748.00
16.	Geduld Capital Partners, LLC	6,000.00
17.	Heimdall Investments Ltd.	62,992.00
18.	Itros I, L.P.	826.00
19.	Itros II QP, L.P.	7,730.00
20.	Itros Offshore, Ltd.	11,444.00
21.	JMB Capital Partners, L.P.	15,748.00

22.	Langley Partners, L.P.	15,748.00
23.	Mexana Ltd.	40,000.00
24.	North Sound Legacy Fund LLC	3,779.00
25.	North Sound Legacy Institutional Fund LLC	41,574.00
26.	North Sound Legacy International Ltd.	80,630.00
27.	Omicron Master Trust	47,244.00
28.	Portside Growth and Opportunity Fund	31,496.00
29.	Scottwood Fund Ltd.	56,692.00
30.	Scottwood Partners, LP	37,795.00
31.	SDS Capital Group SPC, Ltd.	31,496.00
32.	Spectra Capital Management, LLC	12,598.00
33.	Straus Partners LP	23,622.00
34.	Straus-Gept Partners LP	15,748.00
35.	Triage Capital Management B, L.P.	25,196.00
36.	Triage Capital Management, L.P.	12,598.00
37.	Triage Offshore Fund, Ltd.	119,684.00
38.	Valor Capital Management, LP	12,598.00
39.	WPG - Farber Fund, L.P.	63,165.00
40.	WPG - Farber Institutional Fund, L.P.	19,952.00
41.	WPG - Farber Overseas, L.P.	4,188.00
42.	WPG - Farber QP Fund, L.P.	22,929.00
43.	Fuller & Thaler Behavioral Finance Fund, Ltd.*	62,160.00

* All warrants have an exercise price per share equal to $12.65, with the exception of the warrant issued to Fuller & Thaler Behavioral Finance Fund, Ltd., which has an exercise price per share equal to $12.82.